EXHIBIT 5.1

BRYAN CAVE LLP
WASHINGTON, D.C. NEW YORK, NEW YORK KANSAS CITY, MISSOURI JEFFERSON CITY, MISSOURI OVERLAND PARK, KANSAS PHOENIX, ARIZONA LOS ANGELES, CALIFORNIA IRVINE, CALIFORNIA	ONE METROPOLITAN SQUARE 211 N. BROADWAY, SUITE 3600 ST. LOUIS, MISSOURI 63102-2750 (314) 259-2000 FACSIMILE: (314) 259-2020	RIYADH, SAUDI ARABIA KUWAIT CITY, KUWAIT ABU DHABI, UNITED ARAB EMIRATES HONG KONG SHANGHAI, PEOPLE'S REPUBLIC OF CHINA IN ASSOCIATION WITH BRYAN CAVE, A MULTINATIONAL PARTNERSHIP, LONDON, ENGLAND

December 21, 2001

Bunge Limited
Board of Directors
50 Main Street
White Plains, NY 10606

Gentlemen:

                   We have acted as counsel to Bunge Limited, a Bermuda limited liability company ("the Company"), in connection with its filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 1,750,000 Common Shares (the "Shares"), par value $0.01 per share, of the Company that may be sold pursuant to the Bunge North America, Inc. Profit Sharing Plan, the Bunge Management Services Inc. Savings Plan and the Bunge North America, Inc. Savings Plan (the "Plans"), including 1,750,000 Series A Preference Share Purchase Rights attached to the Shares, and an indeterminate number of interests in the Plans (the "Interests").

                   We have examined originals or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we deemed necessary for the purposes of the opinion expressed herein. We have assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies, and (iv) the due authorization, execution and delivery of all documents.

                   Based on the foregoing, we are of the opinion that the Interests have been duly authorized and upon issuance, delivery and payment therefor, in accordance with the terms of the Plans and any relevant agreements thereunder, will be legally issued, fully paid and nonassessable.

                   We hereby consent to the filing of this opinion as Exhibit 5.1 to the above-mentioned Registration Statement

Very truly yours, /s/ Bryan Cave LLP BRYAN CAVE LLP